UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

Cytokinetics, Incorporated

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Oyster Point Boulevard
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 624-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CYTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 15, 2024, Sandford D. Smith notified Cytokinetics, Incorporated (the “Company”) of his resignation from the Board of Directors of the Company (the “Board of Directors”), with such resignation effective immediately before the 2024 annual meeting of stockholders of the Company held on May 15, 2024 (the “Annual Meeting”). Mr. Smith’s resignation was given in connection with his not being nominated for re-election at the Annual Meeting and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(e) At the Annual Meeting, the Company’s stockholders approved the amendment and restatement of the Company’s Amended and Restated 2015 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of the Company’s common stock, par value $0.001 per share (“common stock”), authorized for issuance thereunder by 300,000 shares. The material features of the ESPP, as amended and restated, are described in the section entitled Proposal Two: Approval of the Amendment and Restatement of the Company’s Amended and Restated 2015 Employee Stock Purchase Plan to Increase the Number of Authorized Shares Reserved for Issuance Thereunder by 300,000 Shares of Common Stock on pages six through ten of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2024 (the “2024 Proxy Statement”) in connection with the Annual meeting, which pages are incorporated herein by reference. The ESPP, as so amended and restated, is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each matter. Of the 104,576,087 shares of the Company’s common stock entitled to vote at the Annual Meeting, 96,181,650 shares of common stock, or 91.97%, of the total eligible votes to be cast, were represented at the Annual Meeting in person or by proxy, constituting a quorum. A more complete description of each matter is set forth in the 2024 Proxy Statement.

Proposal 1: Election of Two Class II Directors

The stockholders elected Robert I. Blum and Robert A. Harrington, M.D. as Class II Directors, each to serve for a three-year term and until their successors are duly elected and qualified or their earlier resignation or removal. The voting for each director was as follows:

Name	For	Withheld	Broker
Robert I. Blum	87,317,169	2,214,926	6,649,555
Robert A. Harrington, M.D.	78,347,186	11,184,909	6,649,555

Proposal 2: Approval of the Amendment and Restatement of the Amended and Restated 2015 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under such plan by 300,000 shares of common stock.

The stockholders approved the Amendment and Restatement of the Company's Amended and Restated 2015 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under such plan by 300,000 shares of common stock. The votes were as follows:

For	Against	Abstain	Broker Non-Vote
88,586,473	481,098	464,524	6,649,555

Proposal 3: Ratification of Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024

The stockholders ratified the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The votes were as follows:

For	Against	Abstain
95,957,265	97,750	126,635

Proposal 4: Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the named executive officers, as disclosed in the 2024 Proxy Statement. The votes were as follows:

For	Against	Abstain	Broker Non-Vote
85,814,395	2,927,007	790,693	6,649,555

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Cytokinetics, Incorporated Amended and Restated 2015 Employee Stock Purchase Plan

104 Cover Page Interactive Data File (embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date:	May 16, 2024	By:	/s/ John O. Faurescu
John O. Faurescu, Esq. Associate General Counsel & Secretary